Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” and to the use of our report dated March 18, 2020, with respect to the consolidated financial statements of Navios Maritime Containers L.P., included in the Proxy Statement/Prospectus of Navios Maritime Partners L.P. that is made a part of the Amendment No. 1 to the Registration Statement (Form F-4 No. 333-252139) of Navios Maritime Partners L.P. for the registration of its common units.

/s/ Ernst& Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

February 17, 2021